As filed with the Securities and Exchange Commission on February 28, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HERSHA HOSPITALITY TRUST

(Exact name of registrant as specified in its charter)

Maryland	25-1811499
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

44 Hersha Drive

Harrisburg, Pennsylvania 17102

(717) 236-4400

(Address of principal executive offices, including zip code)

Amended and Restated Hersha Hospitality Trust 2012 Equity Incentive Plan

(Full title of the plan)

Ashish R. Parikh

Chief Financial Officer

44 Hersha Drive

Harrisburg, Pennsylvania 17102

(717) 236-4400

Copy to:

James V. Davidson

Hunton Andrews Kurth LLP

Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, Virginia 23219-4074

Tel (804) 788-8200

Fax (804) 788-8218

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Priority Class A common shares of beneficial interest, $0.01 par value per share	2,750,153 shares	$11.96	$32,891,829.88	$4,269.36

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the number of common shares registered hereunder includes such indeterminate number of additional common shares as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, on the basis of $11.96 per share, which was the average of the high and low prices of the common shares on the New York Stock Exchange on February 25, 2020.

Explanatory Note

On March 2, 2012, Hersha Hospitality Trust (the “Company”) filed a registration statement on Form S-8 (File No. 333-179847) (the “Initial S-8”), relating to the registration of 7,500,000 (or 1,875,000 after giving effect to the June 22, 2015 1-for-4 reverse share split) Priority Class A common shares of beneficial interest, which are referred to herein as common shares, issuable pursuant to the Company’s 2012 Equity Incentive Plan (as amended and restated through the date hereof, the “Plan”).

On May 22, 2014, the Company filed a registration statement on Form S-8 (File No. 333-196181) (the “Prior S-8”), relating to the registration of an additional 9,000,000 (or 2,250,000 after giving effect to the June 22, 2015 1-for-4 reverse share split) common shares issuable pursuant to the Plan.

On May 30, 2019, the Company’s shareholders approved a further amendment to the Plan pursuant to which the maximum aggregate number of common shares issuable pursuant to the Plan was increased from 4,125,000 common shares (after giving effect to the June 22, 2015 1-for-4 reverse share split) to 6,375,000 common shares. The Plan is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 18, 2019.

This registration statement is filed by the Company on Form S-8 to register an additional 2,750,153 common shares issuable pursuant to the Plan. In accordance with General Instruction E to Form S-8, this registration statement is filed to register securities of the same class as other securities for which a registration statement filed on Form S-8 relating to an employee benefit plan is effective. Accordingly, this registration statement incorporates by reference the contents of the Initial S-8 and the Prior S-8 to the extent not modified, amended or superseded by this registration statement.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Articles of Amendment and Restatement of the Declaration of Trust of Hersha Hospitality Trust, as amended and supplemented (filed as Exhibit 3.1 to the Annual Report on Form 10-K filed by Hersha Hospitality Trust on February 23, 2018 and incorporated by reference herein).

4.2	Amended and Restated Bylaws of Hersha Hospitality Trust (filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q, filed by Hersha Hospitality Trust on April 27, 2017 and incorporated by reference herein).

4.3	Form of Common Share Certificate (filed with the SEC as Exhibit 4.1 to the Annual Report on Form 10-K filed by Hersha Hospitality Trust on February 23, 2018 and incorporated by reference herein).

4.4	Description of Securities (filed with the SEC as Exhibit 4.13 to the Annual Report on Form 10-K filed by Hersha Hospitality Trust on February 25, 2020 and incorporated by reference herein).

5.1	Opinion of Venable LLP as to the legality of the securities being registered.*

23.1	Consent of Venable LLP (included in the opinion filed as Exhibit 5.1).*

23.2	Consent of KPMG LLP.*

24.1	Power of Attorney (included on the signature page hereto).

99.1	Hersha Hospitality Trust 2012 Equity Incentive Plan (filed as Appendix A to the Company’s definitive proxy statement on Schedule 14A filed on April 18, 2011, and incorporated by reference herein).

99.2	Amendment No. 1 to the Hersha Hospitality Trust 2012 Equity Incentive Plan (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 31, 2011, and incorporated by reference herein).

99.3	Amendment No. 2 to the Hersha Hospitality Trust 2012 Equity Incentive Plan (filed as Appendix A to the Company’s definitive proxy statement on Schedule 14A filed on April 17, 2014, and incorporated by reference herein).

99.4	Amended and Restated Hersha Hospitality Trust 2012 Equity Incentive Plan (filed as Appendix A to the Company’s definitive proxy statement on Schedule 14A filed on April 18, 2019, and incorporated by reference herein).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 28, 2020.

HERSHA HOSPITALITY TRUST

By:	/s/ Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY and signatures

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Ashish R. Parikh and Michael R. Gillespie and each of them (with full power to act alone) as true and lawful attorneys-in-fact, and stead, in any and all capacities, to sign any amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and the power of attorney appearing above have been signed below by the following persons in the capacities indicated on February 28, 2020.

Signature	Title

/s/ Hasu P. Shah Hasu P. Shah	Chairman and Trustee

/s/ Jay H. Shah Jay H. Shah	Chief Executive Officer and Trustee (Principal Executive Officer)

/s/ Ashish R. Parikh Ashish R. Parikh	Chief Financial Officer (Principal Financial Officer)

/s/ Michael R. Gillespie Michael R. Gillespie	Chief Accounting Officer (Principal Accounting Officer)

/s/ Donald J. Landry Donald J. Landry	Trustee

/s/ Jackson Hsieh Jackson Hsieh	Trustee

/s/ Thomas J. Hutchison III Thomas J. Hutchison III	Trustee

/s/ Michael A. Leven Michael A. Leven	Trustee

/s/ Dianna F. Morgan Dianna F. Morgan	Trustee

/s/ John M. Sabin John M. Sabin	Trustee

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